Exhibit 99.1

Moelis & Company Increases Quarterly Dividend to $0.37 Per Share on Expected 2016 Fiscal Year End Results

New York, January 4, 2017:  Moelis & Company (NYSE: MC), a leading global independent investment bank, today announced that its Board of Directors has declared a quarterly dividend of thirty seven cents ($0.37) per share on its Class A common stock, an increase of five cents ($0.05) per share on its regular quarterly dividend, payable on March 17, 2017 to holders of record of such Class A Common Stock outstanding at the close of business on March 3, 2017.

The Firm declared its fourth increase in its quarterly dividend since going public based on expected fourth quarter ended December 31, 2016 revenues in the range of approximately $196 million to $200 million and fiscal year ended December 31, 2016 revenues in the range of approximately $605 million to $609 million.

“We are pleased to announce an increase in our quarterly dividend and strong year-end results.  We continue to grow our Company organically, without acquisitions, and with a focus on return on capital and cost discipline.  Our ability to return meaningful cash back to our investors is a result of the strength of this model and our commitment to shareholders.  Including the dividend announced today, we will have returned $6.06 per share to investors since our IPO,” said Ken Moelis, Chairman and Chief Executive Officer of Moelis & Company.

The preliminary financial information included herein reflects management’s estimates based solely upon information available to the Firm as of the date of hereof and is the responsibility of management.  When the Firm’s actual financial results for such periods are finalized, they will include any adjustments necessary, in the opinion of management, for a fair presentation of such information and will also include the other financial metrics necessary for a comprehensive review of the Firm’s financial results for such periods. The Company’s audited results for the fiscal year ended December 31, 2016 will not be available until its Annual Report on Form 10-K is filed for such period and may differ materially from these estimates.  For additional information regarding the Firm’s preliminary financial results, you should read the Firm’s Current Report on Form 8-K, to be filed on January 4, 2017.  You should also read the Firm’s other filings with the Securities and Exchange Commission for a discussion of factors that could cause actual outcomes or results to differ materially from those indicated in the preliminary financial information included herein.

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About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors.  The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors.  Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters.  The Firm serves its clients with about 650 employees based in 17 offices in North and South America, Europe, the Middle East, Asia and Australia. For further information, please visit: www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its revenues. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. For a further discussion of such factors, you should read the Firm’s filings with the Securities and Exchange Commission. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise

Investor Contact:

Michele Miyakawa

Moelis & Company

T: + 1 310 443 2344

michele.miyakawa@moelis.com

Media Contact:

Andrea Hurst

Moelis & Company

T: + 1 212 883 3666

M: + 1 347 583 9705

andrea.hurst@moelis.com